UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2009

Herbalife Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		KY1-1106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	c/o (213) 745-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2009, Herbalife Ltd. (the "Company") announced that, effective January 1, 2010, Des Walsh will become the Company’s President, Rich Goudis will become the Company’s Chief Operating Officer, and John DeSimone will become the Company’s Chief Financial Officer.

Mr. Walsh, 52, currently serves as the Company’s Executive Vice President, Worldwide Operations and Sales, responsible for all distributor-facing functions worldwide, and has served in senior sales management positions within the Company since joining in 2004.

Mr. Goudis, 48, has served as the Company’s Chief Financial Officer since joining the Company in 2004.

In connection with their appointments, each of Messrs. Walsh and Goudis is expected to receive an initial annual salary of $625,000 and be eligible for an annual bonus under the Company's shareholder-approved Executive Incentive Plan targeted at 80% of his annual salary. Each of their annual bonuses will be earned based on the extent to which the Company meets operating income and volume point targets, as established by the Compensation Committee of the Company's Board of Directors. Mr Walsh’s potential annual bonus consists of two parts, a potential bonus of 30% of base salary based on the achievement of the relevant operating income target and a potential bonus of 50% of base salary based on the achievement of the relevant volume point target. Mr Goudis’ potential annual bonus consists of two parts, a potential bonus of 40% of base salary based on the achievement of the relevant operating income target and a potential bonus of 40% of base salary based on the achievement of the relevant volume point target.

Mr. DeSimone, 43, joined the Company in November 2007 as Senior Vice President - Finance and was promoted to the position of Senior Vice President – Finance & Distributor Operations in December 2008. From June 2004 through October 2007, Mr. DeSimone served as the Chief Executive Officer of Mobile Ventures, LLC (formerly known as Autoware, Inc.), an automotive aftermarket accessory distributor and retailer, and had previously served as the controller, vice president of finance and chief financial officer of Rexall Sundown, Inc., a multinational manufacturer and distributor of nutritional supplements and sports nutrition products that was publicly traded while Mr. DeSimone served as its controller and vice president of finance. In connection with his appointment, Mr. DeSimone’s base salary will be increased to $415,000 and he will be eligible for an annual bonus targeted at 50% of his base salary and earned based on the extent to which the Company meets earnings per share targets established by the Compensation Committee of the Company's Board of Directors.

None of Messrs. Walsh, Goudis or DeSimone is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other information regarding Messrs. Walsh, Goudis and DeSimone called for in Item 5.02(c)(3) of Form 8-K is unavailable as of the filing of this report and will be reported by an amendment to this report within four business days after the information is determined or becomes available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

December 18, 2009	By:	Brett R. Chapman

Name: Brett R. Chapman
Title: General Counsel